EXHIBIT 99.1

Oil States Announces Fourth Quarter 2016 Results

Fourth Quarter Highlights:

  Reports net loss per diluted share of $0.21; $0.20 adjusted net loss per diluted share excluding severance and other downsizing charges
  Well site services generated positive EBITDA margins for the first time in three quarters
  Offshore products’ EBITDA margin averaged 22.1%
  Offshore products’ book-to-bill ratio totaled 0.98x; full year book-to-bill ratio totaled 0.74x
  Reduced total debt by $21 million during the quarter; total debt to total capitalization ratio ended the quarter at 3.7%

HOUSTON, Feb. 15, 2017 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the fourth quarter of 2016 of $10.6 million, or $0.21 per diluted share, which included pre-tax charges of $0.6 million ($0.4 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges. These results compare to reported net income for the fourth quarter of 2015 of $1.1 million, or $0.02 per diluted share, which included a total of $5.3 million after-tax, or $0.11 per diluted share, of severance and other downsizing charges, a leasehold restoration provision for one of our offshore products facilities in the U.K. (charge was included as a component of depreciation and amortization expense), a higher quarterly effective tax rate due to deferred tax asset write-offs and tax valuation allowances.

During the fourth quarter of 2016, the Company generated revenues of $169.9 million and Adjusted Consolidated EBITDA (Note B) of $13.7 million (excluding $0.6 million for severance and other downsizing charges). These results compare to revenues of $234.5 million and Adjusted Consolidated EBITDA of $42.5 million reported in the fourth quarter of 2015 (excluding $1.9 million of severance and other downsizing charges).

For the year ended December 31, 2016, the Company reported revenues of $694.4 million and Adjusted Consolidated EBITDA of $55.5 million (excluding $5.2 million of severance and other downsizing charges). The net loss for full year 2016 totaled $46.4 million, or $0.92 per diluted share, and included $5.2 million ($3.3 million after-tax, or $0.06 per diluted share) of severance and other downsizing charges. For the year ended December 31, 2015, the Company reported revenues of $1.1 billion and Adjusted Consolidated EBITDA of $194.1 million (excluding $6.4 million of severance and other downsizing charges). Net income for full year 2015 totaled $28.4 million, or $0.55 per diluted share, and included a total of $17.5 million ($14.7 million after-tax, or $0.29 per diluted share) of severance and other downsizing initiatives ($6.4 million pre-tax, or $0.09 per diluted share), a leasehold restoration provision for one of our offshore products facilities in the U.K. ($3.4 million pre-tax, or $0.05 per diluted share; charge was included as a component of depreciation and amortization expense), a higher effective tax rate driven by $3.6 million ($0.07 per diluted share) of deferred tax asset write-offs and $4.1 million ($0.08 per diluted share) of tax valuation allowances recorded against certain of the Company's deferred tax assets.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “We concluded the fourth quarter 2016 with results that reflect the benefit of existing backlog and sound project execution in our offshore products segment coupled with the beginnings of a recovery in U.S. onshore markets, which benefitted our well site services segment. Our quarterly book-to-bill ratio was 0.98x in our offshore products segment suggesting that a floor in backlog should emerge in early 2017. Nonetheless, we entered 2017 with backlog that is down 41% from the beginning of 2016, creating revenue headwinds for 2017. Commodity prices and U.S. land rig count trends are favorable for our well site services segment going into 2017.”

BUSINESS SEGMENT RESULTS

Offshore Products
Offshore products generated revenues and Segment EBITDA (Note A) of $115.0 million and $25.4 million, respectively, in the fourth quarter of 2016 compared to revenues of $169.8 million and Segment EBITDA of $50.8 million in the fourth quarter of 2015. Offshore products revenues and Segment EBITDA decreased 32% and 50% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines, particularly those tied to major project sanctions. The lower quarterly revenues were primarily the result of weaker demand for drilling products, production and pipeline infrastructure products, lower levels of service activities and a backlog position that has trended lower since mid-2014, partially offset by an 82% improvement in elastomer product revenues which are benefitting from U.S. land based activity. Segment EBITDA margin was 22.1% in the fourth quarter of 2016 compared to an unusually high margin of 30.0% realized in the fourth quarter of 2015, due to the number of major projects that were nearing completion at the end of 2015.  Backlog declined 2% sequentially, totaling $199 million at December 31, 2016 compared to $203 million reported at September 30, 2016 and $340 million reported at December 31, 2015. Major backlog additions during the fourth quarter included an order for production riser equipment on a floating production system.

Well Site Services
Well site services generated revenues of $54.9 million and Segment EBITDA of $1.1 million in the fourth quarter of 2016 compared to revenues and Segment EBITDA of $64.7 million and $1.2 million, respectively, in the fourth quarter of 2015.  Well site services revenues and Segment EBITDA decreased 15% and 7% year-over-year, respectively, primarily due to a 39% year-over-year decrease in the number of completion services jobs performed, partially offset by a 40% year-over-year increase in revenue per completion service job primarily as a result of a mix shift to more long-duration jobs in international markets and longer-term project work in the U.S. Gulf of Mexico, in contrast to any significant market price improvements. The average U.S. rig count declined 164 rigs, or 22%, in the fourth quarter 2016 compared to the same quarter in 2015. Lower utilization in the land drilling business, which averaged 18% in the fourth quarter of 2016 compared to 22% in the fourth quarter of 2015, also impacted the quarterly results.

Income Taxes
The Company recognized an effective tax rate benefit of 37.8% in the fourth quarter of 2016 and an annualized effective tax rate benefit of 36.7% for 2016. This compares to an unusually high effective tax rate provision of 76.1% in the fourth quarter of 2015 bringing the annualized effective tax rate provision for 2015 to 43.9%. The higher effective tax rate in the fourth quarter and full year 2015 was due to deferred tax adjustments, certain non-deductible items and tax valuation allowances recorded.

Financial Condition
As of December 31, 2016, $42.2 million was outstanding under the Company’s revolving credit facility while cash totaled $68.8 million. Total availability under the facility as of December 31, 2016 was $153.1 million (net of standby letters of credit totaling $30.7 million), which is less than the full amount of the facility due to limitations imposed by the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

Conference Call Information
The call is scheduled for Thursday, February 16, 2017 at 11:00 am ET, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-2782 in the United States or by dialing +1 847 413 3235 internationally and using the passcode 44303503. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 44303503.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities, certain drilling equipment and shorter-cycle consumable products, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2015 filed by Oil States with the Securities and Exchange Commission on February 22, 2016.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Products	$92,608	$138,553	$416,174	$561,018
Service	77,326	95,921	278,270	538,959
	169,934	234,474	694,444	1,099,977

Costs and expenses:
Product costs	60,415	85,578	288,270	395,137
Service costs	65,375	79,144	238,500	390,561
Selling, general and administrative expenses	33,179	31,932	124,033	132,664
Depreciation and amortization expense	29,054	34,515	118,720	131,257
Other operating income, net	(1,698)	(2,571)	(5,796)	(4,648)
	186,325	228,598	763,727	1,044,971
Operating income (loss)	(16,391)	5,876	(69,283)	55,006

Interest expense	(1,219)	(1,551)	(5,343)	(6,427)
Interest income	78	115	399	543
Other income	440	225	902	1,446
Income (loss) from continuing operations before income taxes	(17,092)	4,665	(73,325)	50,568
Income tax benefit (provision)	6,465	(3,550)	26,939	(22,197)
Net income (loss) from continuing operations	(10,627)	1,115	(46,386)	28,371
Net income (loss) from discontinued operations, net of tax	–	2	(4)	226
Net income (loss) attributable to Oil States	$(10,627)	$1,117	$(46,390)	$28,597

Basic net income (loss) per share attributable to Oil States from:
Continuing operations	$(0.21)	$0.02	$(0.92)	$0.55
Discontinued operations	–	–	–	0.01
Net income (loss)	$(0.21)	$0.02	$(0.92)	$0.56

Diluted net income (loss) per share attributable to Oil States from:
Continuing operations	$(0.21)	$0.02	$(0.92)	$0.55
Discontinued operations	–	–	–	0.01
Net income (loss)	$(0.21)	$0.02	$(0.92)	$0.56

Weighted average number of common shares outstanding:
Basic	50,224	49,813	50,174	50,269
Diluted	50,224	49,839	50,174	50,335

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,800	$35,973
Accounts receivable, net	234,513	333,494
Inventories, net	175,490	212,882
Prepaid expenses and other current assets	11,174	29,124
Total current assets	489,977	611,473

Property, plant and equipment, net	553,402	638,725
Goodwill, net	263,369	263,787
Other intangible assets, net	52,746	59,385
Other noncurrent assets	24,404	23,101
Total assets	$1,383,898	$1,596,471

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capitalized leases	$538	$533
Accounts payable	34,207	59,116
Accrued liabilities	45,018	49,300
Income taxes payable	5,839	8,303
Deferred revenue	21,315	36,655
Other current liabilities	315	293
Total current liabilities	107,232	154,200

Long-term debt and capitalized leases (1)	45,388	125,887
Deferred income taxes	5,036	40,497
Other noncurrent liabilities	21,935	20,215
Total liabilities	179,591	340,799

Stockholders' equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 62,295,870 shares and 61,712,805 shares issued, respectively	623	617
Additional paid-in capital	731,562	712,980
Retained earnings	1,133,473	1,179,863
Accumulated other comprehensive loss	(70,300)	(50,698)
Treasury stock at cost, 10,921,509 and 10,759,656 shares, respectively	(591,051)	(587,090)
Total stockholders' equity	1,204,307	1,255,672
Total liabilities and stockholders' equity	$1,383,898	$1,596,471

(1) As of December 31, 2016, the Company had $153.1 million available under its revolving credit facility (net of standby letters of credit totaling $30.7 million), which is less than the full amount of the facility due to the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(46,390)	$28,597
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income (loss) from discontinued operations	4	(226)
Depreciation and amortization	118,720	131,257
Stock-based compensation expense	21,322	21,778
Deferred income tax provision	(37,606)	(3,173)
Tax impact of stock-based payment arrangements	–	(469)
Gains on disposals of assets	(802)	(1,274)
Amortization of deferred financing costs	785	780
Other, net	2,923	283
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	85,503	156,945
Inventories	32,158	17,777
Accounts payable and accrued liabilities	(27,716)	(98,354)
Income taxes payable	(1,930)	4,897
Other operating assets and liabilities, net	2,286	(3,050)
Net cash flows provided by continuing operating activities	149,257	255,768
Net cash flows provided by discontinued operating activities	–	353
Net cash flows provided by operating activities	149,257	256,121

Cash flows from investing activities:
Capital expenditures	(29,689)	(114,738)
Acquisitions of businesses, net of cash acquired	–	(33,427)
Proceeds from disposition of property, plant and equipment	1,532	2,655
Other, net	(1,135)	(1,686)
Net cash flows used in investing activities	(29,292)	(147,196)

Cash flows from financing activities:
Revolving credit repayments, net	(80,674)	(17,825)
Debt and capital lease repayments	(534)	(541)
Payment of financing costs	(72)	(2)
Issuance of common stock from stock-based payment arrangements	367	5,920
Purchase of treasury stock	–	(105,916)
Tax impact of stock-based payment arrangements	–	469
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,962)	(6,827)
Net cash flows used in financing activities	(84,875)	(124,722)

Effect of exchange rate changes on cash	(2,263)	(1,493)
Net change in cash and cash equivalents	32,827	(17,290)
Cash and cash equivalents, beginning of year	35,973	53,263

Cash and cash equivalents, end of year	$68,800	$35,973

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Completion Services	$46,312	$53,812	$163,060	$308,077
Drilling Services	8,578	10,894	22,594	67,782
Well Site Services	54,890	64,706	185,654	375,859
Offshore Products	115,044	169,768	508,790	724,118
Total revenues	$169,934	$234,474	$694,444	$1,099,977

Operating income (loss):
Completion Services (1,2)	$(17,385)	$(17,788)	$(83,636)	$(26,280)
Drilling Services (1)	(4,542)	(6,140)	(24,239)	(17,866)
Well Site Services	(21,927)	(23,928)	(107,875)	(44,146)
Offshore Products (1,2,3)	19,230	41,499	87,084	146,389
Corporate	(13,694)	(11,695)	(48,492)	(47,237)
Total operating income (loss)	$(16,391)	$5,876	$(69,283)	$55,006

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Well Site Services:
Completion Services:
Operating loss	$(17,385)	$(17,788)	$(83,636)	$(26,280)
Depreciation and amortization expense	17,242	18,323	70,031	75,612
Other income	409	238	1,027	1,286
EBITDA	266	773	(12,578)	50,618
Severance and other downsizing charges	165	1,060	1,998	3,083
Adjusted EBITDA	$431	$1,833	$(10,580)	$53,701

Drilling Services:
Operating loss	$(4,542)	$(6,140)	$(24,239)	$(17,866)
Depreciation and amortization expense	5,313	6,521	23,366	26,889
Other income (expense)	38	(1)	39	52
EBITDA	809	380	(834)	9,075
Severance and other downsizing charges	88	-	248	-
Adjusted EBITDA	$897	$380	$(586)	$9,075

Total Well Site Services:
Operating loss	$(21,927)	$(23,928)	$(107,875)	$(44,146)
Depreciation and amortization expense	22,555	24,844	93,397	102,501
Other income	447	237	1,066	1,338
Segment EBITDA	1,075	1,153	(13,412)	59,693
Severance and other downsizing charges	253	1,060	2,246	3,083
Adjusted Segment EBITDA	$1,328	$2,213	$(11,166)	$62,776

Offshore Products:
Operating income	$19,230	$41,499	$87,084	$146,389
Depreciation and amortization expense	6,228	9,362	24,205	27,416
Other income (expense)	(76)	(12)	(233)	108
Segment EBITDA	25,382	50,849	111,056	173,913
Severance and other downsizing charges	317	814	2,952	3,328
Adjusted Segment EBITDA	$25,699	$51,663	$114,008	$177,241

Corporate:
Operating loss	$(13,694)	$(11,695)	$(48,492)	$(47,237)
Depreciation and amortization expense	271	309	1,118	1,340
Other income	69	-	69	-
EBITDA	(13,354)	(11,386)	(47,305)	(45,897)
Severance and other downsizing charges	(5)	-	–	-
Adjusted EBITDA	$(13,359)	$(11,386)	$(47,305)	$(45,897)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss) from continuing operations	$(10,627)	$1,115	$(46,386)	$28,371
Income tax provision (benefit)	(6,465)	3,550	(26,939)	22,197
Depreciation and amortization expense	29,054	34,515	118,720	131,257
Interest income	(78)	(115)	(399)	(543)
Interest expense	1,219	1,551	5,343	6,427
Consolidated EBITDA (B)	13,103	40,616	50,339	187,709

Adjustments to Consolidated EBITDA (1,2):
Severance and other downsizing charges	565	1,874	5,198	6,411
Adjusted Consolidated EBITDA (B)	$13,668	$42,490	$55,537	$194,120

(1) Operating income (loss) and Consolidated EBITDA for the three and twelve months ended December 31, 2016 included severance and other downsizing charges of $0.2 million and $2.0 million, respectively, related to the completion services business, $0.1 million and $0.2 million, respectively, related to the drilling services business and $0.3 million and $3.0 million, respectively, related to the offshore products segment.

(2) Operating income (loss) and Consolidated EBITDA for the three and twelve months ended December 31, 2015 included severance and other downsizing charges of $1.1 million and $3.1 million, respectively, related to the completion services business and $0.8 million and $3.3 million, respectively, related to the offshore products segment.

(3) Operating income (loss) for the three and twelve months ended December 31, 2015 included a $3.4 million depreciation charge related to a leasehold restoration provision for one of our offshore products facilities in the U.K.

(A) The terms Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net income (loss) from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended December 31,
Supplement operating data:	2016	2015
Offshore product backlog ($ in millions)	$199.3	$340.4

Completion services job tickets	3,899	6,354
Average revenue per ticket ($ in thousands)	11.9	8.5

Land drilling operating statistics:
Average rigs available	34	34
Utilization	18.2%	22.1%
Implied day rate ($ in thousands per day)	$15.1	$15.8
Implied daily cash margin ($ in thousands per day)	$2.0	$1.5

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Investor Relations
713-470-4860